United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

SHFL entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)

1106 Palms Airport Drive, Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2013, SHFL entertainment, Inc. (NASDAQ Global Select Market: SHFL) (the "Company"), entered into a Third Amendment to that certain Employment Agreement dated as of August 1, 2009, between the Company and Linster W. Fox.

The Third Amendment extends the term of Mr. Fox's employment an additional three years to January 31, 2016, unless otherwise terminated earlier in accordance with the provisions of the Employment Agreement. In addition, effective as of January 12, 2013, Mr. Fox's annual base salary shall be increased to $369,400 per year. Pursuant to the Third Amendment, Mr. Fox will be eligible for an annual cash bonus with a target bonus of no less than sixty percent of his fiscal 2013 annual base salary.

The Third Amendment to the Employment Agreement for Mr. Fox is furnished as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to the Employment Agreement dated as of January 25, 2013, by and between SHFL entertainment, Inc. and Linster W. Fox.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHFL entertainment, Inc.
(Registrant)

Date: January 31, 2013

/s/ MICHAEL GAVIN ISAACS
Michael Gavin Isaacs
Chief Executive Officer